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                                                                EXHIBIT 10.17(a)







                                CREDIT AGREEMENT

                            dated as of May 13, 1998

                                     BETWEEN

                            THE TORONTO-DOMINION BANK

                           (herein called the "Bank")

                                       AND

                                  LASIRIS INC.

                         (herein called the "Borrower")




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                                TABLE OF CONTENTS

1. DEFINITIONS...........................................................................................................1
   1.1 DEFINITIONS.......................................................................................................1
   1.2 INTERPRETATION....................................................................................................1

2. CREDIT COMMITMENT.....................................................................................................2
   2.1 CREDIT COMMITMENT.................................................................................................2
   2.2 USE OF LOAN.......................................................................................................2

3. CONDITIONS PRECEDENT..................................................................................................2
   3.1 CONDITIONS PRECEDENT TO INITIAL UTILIZATION.......................................................................2
      3.1.1 Documents....................................................................................................2
      3.1.2 Legality of Transactions.....................................................................................3
      3.1.3 Representations and Warranties...............................................................................3
      3.1.4 Performance..................................................................................................3
      3.1.5 Certified Copies of Charter Documents........................................................................3
      3.1.6 Proof of Corporate Action....................................................................................4
      3.1.7 Incumbency Certificate.......................................................................................4
      3.1.8 Proceedings and Documents....................................................................................4
      3.1.9 Good Standing................................................................................................4
      3.1.10 Legal Opinions..............................................................................................4
      3.1.11 Financial Condition.........................................................................................5
      3.1.12 Security Documents..........................................................................................5
      3.1.13 Acquisition Documents.......................................................................................5
      3.1.14 Fees........................................................................................................5

   3.2 CONDITIONS PRECEDENT TO ALL UTILIZATIONS..........................................................................6

4. REPAYMENT.............................................................................................................6
   4.1 OPERATING LINE OF CREDIT..........................................................................................6
   4.2 DEMAND ACQUISITION LOAN...........................................................................................7
   4.3 BREAKAGE COSTS....................................................................................................7

5. INTEREST..............................................................................................................7
   5.1 PRIME RATE LOAN...................................................................................................7

6. PRIME RATE LOAN.......................................................................................................8
   6.1 AMOUNT OF PRIME RATE LOAN.........................................................................................8

7. BANKERS' ACCEPTANCES..................................................................................................8
   7.1 ISSUE OF BANKERS' ACCEPTANCES.....................................................................................8
   7.2 REPAYMENT OF BANKERS' ACCEPTANCES.................................................................................9
   7.3 TIMING OF MATURITIES..............................................................................................9
   7.4 STAMPING FEE......................................................................................................9
   7.5 ALTERNATE BASIS OF BORROWING.....................................................................................10





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
   7.6 WAIVER OF CLAIM..................................................................................................10
   7.7 PRE-SIGNED DRAFT FORMS...........................................................................................10
   7.8 EXECUTION OF BANKERS' ACCEPTANCES................................................................................10

8. LETTERS OF CREDIT....................................................................................................11
   8.1 LETTERS OF CREDIT................................................................................................11
   8.2 ISSUANCE.........................................................................................................11
   8.3 DOCUMENTATION....................................................................................................11
   8.4 FEES.............................................................................................................11
   8.5 DISCHARGE OF OBLIGATIONS.........................................................................................11
   8.6 DEMAND...........................................................................................................12

9. AVAILABLE COMMITMENT CANCELLATIONS...................................................................................12
   9.1 CANCELLATIONS BY BORROWER........................................................................................12
   9.2 CANCELLATIONS BY BANK............................................................................................12
   9.3 PAYMENTS AFTER CANCELLATION......................................................................................12

10. CHANGES IN CIRCUMSTANCES............................................................................................13
   10.1 INCREASED COSTS.................................................................................................13
   10.2 ILLEGALITY......................................................................................................14

11. LOAN ACCOUNTS AND PLACE OF PAYMENT..................................................................................14

12. REPRESENTATIONS AND WARRANTIES......................................................................................15
   12.1 ORGANIZATION AND GOOD STANDING..................................................................................15
   12.2 CORPORATE AUTHORITY.............................................................................................15
   12.3 VALIDITY OF LOAN DOCUMENTS......................................................................................16
   12.4 NO LITIGATION...................................................................................................16
   12.5 ACCURACY OF FINANCIAL INFORMATION...............................................................................16
   12.6 COMPLIANCE......................................................................................................17
   12.7 MATERIAL CONTRACTS..............................................................................................17
   12.8 TITLE TO ASSETS.................................................................................................17
   12.9 HAZARDOUS MATERIAL..............................................................................................18
   12.10 TAXES AND ASSESSMENTS..........................................................................................18
   12.11 YEAR 2000 COMPLIANCE...........................................................................................19

13. COVENANTS...........................................................................................................19
   13.1 EXISTENCE AND GOOD STANDING.....................................................................................19
   13.2 STOCKER & YALE FINANCIAL STATEMENTS AND INFORMATION.............................................................19
   13.3 BORROWER FINANCIAL STATEMENTS AND INFORMATION...................................................................20
   13.4 FINANCIAL COVENANTS.............................................................................................21
   13.5 LIMITATION ON INDEBTEDNESS......................................................................................21
   13.6 LIMITATION ON LIENS.............................................................................................22
   13.7 LIMITATION ON CONSOLIDATIONS AND MERGERS........................................................................22
   13.8 LIMITATION ON ACQUISITIONS......................................................................................23
   13.9 LIMITATION ON DISPOSITIONS OF ASSETS............................................................................23
   13.10 DIVIDENDS, CHANGE OF OWNERSHIP.................................................................................23
   13.11 STOCKER & YALE CREDIT AGREEMENT, EMPLOYMENT CONTRACTS..........................................................23
   13.12 LITIGATION.....................................................................................................23
   13.13 EVENT OF DEFAULT...............................................................................................23
   13.14 COMPLIANCE.....................................................................................................24


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
   13.15 NOTICE OF ENVIRONMENTAL MATTERS................................................................................24
   13.16 OTHER DOCUMENTS/INFORMATION....................................................................................24
   13.17 OTHER AGREEMENTS...............................................................................................24
   13.18 BOOKS AND RECORDS..............................................................................................24
   13.19 INSURANCE......................................................................................................25
   13.20 TAXES..........................................................................................................25
   13.21 SUBORDINATION..................................................................................................25

14. EVENTS OF DEFAULT...................................................................................................25
   14.1 PAYMENT.........................................................................................................25
   14.2 TERMINATION OF BUSINESS, INSOLVENCY.............................................................................26
   14.3 DEFAULT IN OTHER INDEBTEDNESS...................................................................................26
   14.4 DEFAULT UNDER STOCKER & YALE CREDIT AGREEMENT...................................................................26
   14.5 TERMINATION OF GUARANTEE........................................................................................26
   14.6 MISREPRESENTATIONS OR MATERIAL ADVERSE CHANGES..................................................................26
   14.7 CHANGE OF CONTROL...............................................................................................27
   14.8 TERMINATION OF CREDIT FACILITIES................................................................................27
   14.9 DEFAULT IN OTHER COVENANTS......................................................................................27

15. REMEDIES............................................................................................................27

16. WAIVERS.............................................................................................................28

17. CUMULATIVE REMEDIES.................................................................................................28

18. NOTICES.............................................................................................................28

19. ENTIRETY AND AMENDMENTS.............................................................................................29

20. PARTIES BOUND.......................................................................................................29

21. INTERPRETATION......................................................................................................29

22. MISCELLANEOUS.......................................................................................................29
   22.1 EXPENSES........................................................................................................29
   22.2 INDEMNIFICATION.................................................................................................30
   22.3 COMPENSATION....................................................................................................30
   22.4 COUNTERPARTS....................................................................................................30
   22.5 PARTIAL INVALIDITY..............................................................................................30

23. LANGUAGE............................................................................................................30


1.       DEFINITIONS

         1.1      DEFINITIONS

         Unless it is otherwise apparent from or inconsistent with the context, all words and expressions in this Agreement or in any other of the Loan Documents, or any certificate, report or other document made or delivered pursuant to this Agreement (unless otherwise defined therein) which employ first capitals have the meaning ascribed thereto in Appendix I.

         1.2      INTERPRETATION

         For all purposes of this Agreement and the other Loan Documents, except as otherwise expressly provided herein or therein or unless the context otherwise requires:

         (i) references to any person defined in this Agreement refer to such person and its successor in title and assigns or (as the case may be) his successors, assigns, heirs, executors, administrators and other legal representatives;

         (ii) references to any agreement, instrument or document defined in this Agreement refer to such document as originally executed, or if subsequently varied, extended, renewed, modified, amended, restated or supplemented from time to time, as so varied, extended, renewed, modified, amended, restated or supplemented and in effect at the relevant time of reference thereto; words importing the singular only shall include the plural and vice versa, and words importing the masculine gender shall include the feminine gender and vice versa;

         (iii) accounting and financial terms not otherwise defined in this Agreement or any of the other Loan Documents have the meanings assigned to them in accordance with US GAAP or Canadian GAAP, as the case may be, on a basis consistent with the Financial Statements;

         (iv) as used herein, unless otherwise specifically stated to the contrary, references to US GAAP shall be applicable to Stocker & Yale and references to Canadian GAAP shall be applicable to the other members of the Borrower Affiliated Group;

         (v) all financial statements and other financial information provided by any member

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                    of the Borrower Affiliated Group, other than Stocker & Yale, to the Bank shall be provided with reference to Canadian Dollars; and

         (vi) the captions and headings of the various sections and subsections are provided for convenience only and shall not be construed to modify the meaning of such sections or subsections.

2.       CREDIT COMMITMENT

         2.1      CREDIT COMMITMENT

         Subject to the conditions hereinafter contained and so long as no Default exists or Event of Default has occurred hereunder and is continuing, the Bank may, at its sole discretion, make available to the Borrower (i) a credit facility up to a maximum amount of one million dollars ($1,000,000) in lawful currency of Canada (the "Operating Line of Credit") which the Borrower may utilize, repay and reutilize from time to time in accordance with the provisions hereof or as otherwise permitted by the Bank, provided that the aggregate principal amount of all utilizations outstanding under the Operating Line of Credit at any particular time does not exceed the Operating Available Commitment at that time, and (ii) a credit facility up to a maximum amount of one million dollars ($1,000,000) in lawful currency of Canada (the "Demand Acquisition Loan") which the Borrower may utilize, by way of one single draw on or before May 31, 1998, and repay in accordance with the provisions hereof or as otherwise permitted by the Bank.

         2.2      USE OF LOAN

         All proceeds from the Operating Line of Credit, other than an amount of up to $400,000 which may also be used in the same manner as the Demand Acquisition Loan, shall only be used for general working capital purposes of the Borrower. Notwithstanding anything to the contrary contained in any of the Loan Documents, the Borrower shall not, subject to the previous sentence, use, directly or indirectly, any of the proceeds of the Operating Line of Credit by way of loan, advance or investment to or in any other member of the Borrower Affiliated Group. All proceeds from the Demand Acquisition Loan shall only be used to finance part of the purchase by any member of the Borrower Affiliated Group, other than the Borrower, of the shares of the Borrower.

3.       CONDITIONS PRECEDENT

         3.1      CONDITIONS PRECEDENT TO INITIAL UTILIZATION

         The Bank may, at its sole discretion, provide the initial utilization under any of the Credit Facilities after the fulfillment of each of the following conditions precedent:

                  3.1.1    DOCUMENTS

                           (a) Each of (A) the Loan Documents, and (B) any other agreements, documents or standard forms in respect of, INTER ALIA, overdraft privileges, business credit services, operation of accounts, letters of

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                                    credit and bankers' acceptances as the Bank
                                    may reasonably require (collectively, the
                                    "Ancillary Documents"), shall have been duly and properly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect on and as of the Closing Date.

                           (b) Executed original counterparts of each of the Loan Documents, and copies of each of the Ancillary Documents, as executed and delivered by the respective parties thereto, shall have been furnished to the Bank.

                           (c) The Financial Statements and a certified true copy of the Stocker & Yale Credit Agreement shall have been furnished to the Bank.

                  3.1.2    LEGALITY OF TRANSACTIONS

                  No change in applicable law or regulation shall have occurred as a consequence of which it shall have become and continue to be unlawful (i) for the Bank to perform any of its agreements or obligations under this Agreement, or (ii) for any member of the Borrower Affiliated Group to perform any of its agreements or obligations under any of the Loan Documents to which it is a party on the Closing Date.

                  3.1.3    REPRESENTATIONS AND WARRANTIES

                  Each of the representations and warranties made by or on behalf of each member of the Borrower Affiliated Group to the Bank in any of the Loan Documents shall be true and correct when made, shall, for all purposes of this Agreement, be deemed to be repeated on and as of the date of the initial utilization under any of the Credit Facilities, and shall be true and correct on and as of such date.

                  3.1.4    PERFORMANCE

                  Each member of the Borrower Affiliated Group shall have duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in the Loan Documents to which it is a party or by which it is bound which are required to be performed on the Closing Date. No event shall have occurred on or prior to the Closing Date and be continuing on such Closing Date, and no condition shall exist on such Closing Date, which constitutes a Default or an Event of Default.

                  3.1.5    CERTIFIED COPIES OF CHARTER DOCUMENTS

                  The Bank shall have received from each member of the Borrower Affiliated Group a copy, certified by a duly authorized officer of such member of the Borrower Affiliated Group to be true and complete on the Closing Date, of (i) its charter or other incorporation documents, as in effect on such date of certification, certified by Industry Canada, the New Brunswick Corporate Affairs Branch, INSPECTEUR GENERAL DES INSTITUTIONS FINANCIERES (Quebec) or the Secretary of State, as applicable, of its jurisdiction of incorporation or formation, and (ii) its borrowing by-laws as in effect on such date.

                  3.1.6    PROOF OF CORPORATE ACTION

                  The Bank shall have received from each member of the Borrower Affiliated Group a copy, certified by a duly authorized officer of such member of the Borrower Affiliated Group to be true and complete on the Closing Date, of records of all corporate action taken by each member of the Borrower Affiliated Group to authorize (i) its execution and delivery of the Loan Documents to which it is or is to become a party,
         (ii) its performance of all of its agreements and obligations under each of such documents, and (iii) any borrowings and other transactions contemplated by the Loan Documents.

                  3.1.7    INCUMBENCY CERTIFICATE

                  The Bank shall have received from each member of the Borrower Affiliated Group an incumbency certificate, dated the Closing Date and signed by a duly authorized officer of such member of the Borrower Affiliated Group, and giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign, in the name and on behalf of such member of the Borrower Affiliated Group, each of the Loan Documents to which it is or is to become a party; (ii) to make application for utilizations under the Credit Facilities or continuation or conversion thereof; and (iii) to give notices to take other action on its behalf under the Loan Documents.

                  3.1.8    PROCEEDINGS AND DOCUMENTS

                  All corporate, governmental and other proceedings in connection with the transactions contemplated by the Loan Documents and all instruments and documents incidental thereto, shall be in form and substance reasonably satisfactory to the Bank and the Bank shall have received all such counterpart originals or certified or other copies of all such instruments and documents as the Bank shall have reasonably requested.

                  3.1.9    GOOD STANDING

                  The Bank shall have received a certificate as to the legal existence and good standing of each member of the Borrower Affiliated Group, other than Stocker & Yale, from Industry Canada, the New Brunswick Corporate Affairs Branch and the appropriate authority in the Province of Quebec, as the case may be. The Bank shall have received a long-form certificate of the Secretary of State of Massachussetts to Stocker & Yale's legal existence. The Bank shall also have received certificates of qualification to do business from each jurisdiction in which the Borrower is required to be qualified.

                  3.1.10   LEGAL OPINIONS

                  The Bank shall have received a written legal opinion addressed to, INTER ALIA, the Bank, dated the Closing Date, from (i) Desjardins Ducharme Stein Monast, Quebec counsel to the Borrower Affiliated Group, and (ii) Goodwin, Procter & Hoar LLP, Massachussetts counsel to Stocker & Yale; the whole in form and substance satisfactory to the Bank.

                  3.1.11   FINANCIAL CONDITION

                  The Bank shall be satisfied that the Financial Statements fairly present the business and financial condition of Stocker & Yale as at the close of business on the date thereof and the results of operations for the periods then ended, and that there has been no material adverse change in the assets, business or financial condition of any member of the Borrower Affiliated Group since the most recent financial statements referred to therein.

                  3.1.12   SECURITY DOCUMENTS

                  The Bank shall be satisfied that each of the Security Documents has been duly registered at all registers where necessary to render the rights of the Bank thereunder enforceable as against third parties and to grant to the Bank a first ranking position on the rights and property subject thereto.

                  3.1.13   ACQUISITION DOCUMENTS

                  The Bank shall have received the following documents which shall be in a form and substance satisfactory to the Bank,

                           (a) a copy of the Share Purchase Agreement (the "Purchase Agreement") between any member or combination of members of the Borrower Affiliated Group, other than the Borrower, and the present shareholders of the Borrower confirming acquisition of 100% of the common shares of the Borrower by any such member or combination of members of the Borrower Affiliated Group, for $7,700,000; and

                           (b) employment contracts between the Borrower and Mr. Alain Beauregard and Mr. Luc Many confirming employment of these two individuals by the Borrower up to December 31, 2000 (collectively, the "Employment Contracts").

                  3.1.14   FEES

                  The Borrower has paid to the Bank the arrangement fee of $10,000 payable in connection with the Loan Documents and the Borrower has paid all legal fees, incurred by the Bank in connection with the preparation, negotiation and registration of the Loan Documents.

         3.2      CONDITIONS PRECEDENT TO ALL UTILIZATIONS

         The Bank may, at its sole discretion, provide each utilization under the Operating Line of Credit and the sole utilization under the Demand Acquisition Loan, or continue or convert any of the Credit Facilities after fulfillment of the following conditions:

                           (a) timely receipt by the Bank of a Notice of Borrowing, Renewal or Conversion;

                           (b) the representations and warranties contained in Section 12 shall be true and accurate in all material respects on and as of the date of such Notice of Borrowing, Renewal or Conversion and on the effective date of the providing, continuation or conversion of the utilizations under the Credit Facilities or any part thereof as though made at and as of each such date (except to the extent that such representations and warranties expressly relate to an earlier date), and no Default shall exist and no Event of Default shall have occurred and be continuing, or would result from such utilization;

                           (c) the resolutions referred to in Section 3.1.6 shall remain in full force and effect; and

                           (d) no change shall have occurred in any law or regulation or interpretation thereof that, in the opinion of counsel for the Bank, would make it illegal or against the policy of any governmental agency or authority for the Bank to provide any utilization of any of the Credit Facilities hereunder, and, in the event that there is any change in law, regulation or interpretation thereof that requires a withholding tax to be paid in connection with this Agreement and any of the Credit Facilities made hereunder, the Borrower has acknowledged that such change has occurred and has agreed that the provisions contained in Section 10 shall be in effect.

         The providing of any utilization under any of the Credit Facilities and the continuation or conversion of any such utilization under any of the Credit Facilities shall be deemed to be, on the date of such utilization, continuation or conversion under the Credit Facilities, a representation and warranty by each member of the Borrower Affiliated Group, as to the accuracy in all material respects of the representations and warranties referred to in subsection 3.2(b).

4.       REPAYMENT

         4.1      OPERATING LINE OF CREDIT

         Notwithstanding anything to the contrary set out herein, the Borrower shall repay on demand the outstanding unpaid balance of the Operating Line of Credit and all accrued and unpaid interest thereon.

         4.2      DEMAND ACQUISITION LOAN

         The aggregate credit available from the Bank as a Demand Acquisition Loan shall reduce in accordance with the following schedule and the Borrower shall, on a timely basis, make all required repayments on account of the Demand Acquisition Loan such that the unpaid balance thereof never exceeds the amount set out in the table below (the "Demand Acquisition Available Commitment") applicable to each period as set forth below. Notwithstanding anything to the contrary set out herein, the Borrower shall repay on demand the unpaid balance of the Demand Acquisition Loan and all required and unpaid interest thereon.

              REDUCTION OF DEMAND ACQUISITION AVAILABLE COMMITMENT

AMOUNT OF DEMAND ACQUISITION AVAILABLE COMMITMENT           EFFECTIVE DATE
$1,000,000                                              on or after May 13, 1998
0                                                       May 13, 2002

Without diminishing the right of the Bank to require payment of the unpaid balance of the Demand Acquisition Loan and all accrued and unpaid interest thereon on demand, the Borrower shall, on the first Business Day of each month, pay to the Bank an amount equal to the lesser of (i) the unpaid balance of the Demand Acquisition Loan, and (ii) $20,833.33, as a payment of the unpaid principal amount owing under the Demand Acquisition Loan.

         4.3      BREAKAGE COSTS

           In the event that the Bank demands repayment of the unpaid balance any of the Credit Facilities, the Borrower shall pay to the Bank the nominal amount of any outstanding Bankers' Acceptances and, should the Bank incur breakage costs in connection with an early termination of any outstanding portion of any of the Credit Facilities, such costs will be added to the indebtedness of the Borrower to the Bank hereunder and shall be payable on demand.

5.       INTEREST

         5.1      PRIME RATE LOAN

         Subject to the last paragraph of Section 7.1, the unpaid balance of the Prime Rate Loan from time to time shall bear interest in respect of each day, both before and after maturity or default, at a rate per annum which shall be at all times equal to the Prime Rate of the Bank plus the Applicable Margin from time to time in effect, such rate to be automatically adjusted without notice to the Borrower effective immediately upon every change by the Bank of its Prime Rate. Such interest shall be calculated daily and shall be payable monthly in arrears by the Borrower in Canadian Dollars on the last Business Day of each month of the calendar year, with interest on overdue interest accruing daily at the same rate until fully paid.

6.       PRIME RATE LOAN

         6.1      AMOUNT OF PRIME RATE LOAN

         The Demand Acquisition Loan is only available by way of one draw on or before May 31, 1998. Each utilization under the Operating Line of Credit by way of a Prime Rate Loan shall be in the principal amount of at least $10,000.

7.       BANKERS' ACCEPTANCES

         7.1      ISSUE OF BANKERS' ACCEPTANCES

         The Borrower may from time to time, at its option, utilize any of the Credit Facilities or, subject to the terms hereof, part thereof by issuing Bankers' Acceptances denominated in Canadian Dollars, provided that each such utilization is in an aggregate principal amount of at least $500,000 and, over that amount, in increments of $100,000. Such utilization may be by way of conversion of the Prime Rate Loan or part thereof. Bankers' Acceptances issued by the Borrower hereunder shall be for a term determined at the sole discretion of the Bank but, in any event, of not less than 30 days and not more than 365 days, shall be prepared on the Bank's own forms supplied to the Borrower for such purpose together with such other documents as the Bank may require and shall be preceded by a verbal notice of the Borrower to the Bank setting out:

                           (a)      the intended date of issue;

                           (b)      the requested maturity date of the issue;

                           (c) the amount of each denomination and the aggregate face amount thereof; and

                           (d) where the Bankers' Acceptances have been pre-negotiated by the Borrower to a person other than the Bank, the name and address of such person who will accept delivery against payment and the amount of such payment.

         The verbal notice hereinabove referred to shall be given by the Borrower to the Bank three Business Days prior to the intended date of issue of any Bankers' Acceptances and shall be confirmed by a Notice of Borrowing, Renewal or Conversion not later than on presentation by the Borrower to the Bank for acceptance of the Bankers' Acceptances.

         Upon the issue of each Bankers' Acceptance as a result of the renewal of outstanding Bankers' Acceptances, the Borrower shall, concurrently with such renewal, pay in advance out of its own funds to the Bank an amount equal to the Discount applicable to such issue, to be applied against the principal of the Bankers' Acceptance being so renewed, plus the applicable stamping fee set out in Section 7.4.

         If the Borrower chooses to renew a Bankers' Acceptance, the Borrower shall cause the term of the new Bankers' Acceptances to commence on and include the date of maturity of the relative Bankers' Acceptances being renewed. If the Borrower fails to notify the Bank of its intention to renew a Bankers' Acceptance at the latest by 10:00 a.m. three Business Days preceding the date of maturity of such Bankers' Acceptance, the Borrower shall be deemed to have notified the Bank of its intention to convert such Bankers' Acceptance into a Prime Rate Loan. If the Borrower does not give the Bank three Business Days prior notice of its intention to renew a Bankers' Acceptance, interest on the amount of the Prime Rate Loan resulting from the maturity of such Bankers' Acceptance shall be calculated daily and be payable on the date of the next interest payment in respect of such Prime Rate Loan at an annual rate equal to 115% of the applicable Prime Rate and

Applicable Margin for each day of the three-day period immediately following such maturity; thereafter, the rate of interest shall be calculated and payable in accordance with Section 5.1.

         7.2      REPAYMENT OF BANKERS' ACCEPTANCES

         Bankers' Acceptances issued by the Borrower hereunder shall be made payable at the branch of the Bank set forth in Appendix I hereof. If in respect of maturing Bankers' Acceptances, the Borrower fails to give the Bank a timely notice of renewal as provided in Section 7.1, such Bankers' Acceptances so maturing shall be paid by the Bank and, subject to the last paragraph of Section 7.1, the amount thereof shall be added to the Prime Rate Loan bearing interest in accordance with Section 5.1.

         Notwithstanding the foregoing, the repayment on any day of maturing Bankers' Acceptances from floating rate funds borrowed from the Bank hereunder or otherwise is subject to the Bank's then applicable floating interest rate being equal to or greater than the sum of the Bank's discount rate for 30-day Bankers' Acceptances plus the aggregate of the Acceptance Rate of the Bank in effect on such day and the Applicable Margin; failing which such repayment may be subject to the Bank's prior consent which will not be unreasonably withheld.

         7.3      TIMING OF MATURITIES

         Subject to the terms hereof, no Bankers' Acceptance may be prepaid by the Borrower prior to the scheduled maturity thereof, and in issuing Bankers' Acceptances hereunder, the Borrower shall time the maturity thereof such that the Demand Acquisition Loan never exceeds the Demand Acquisition Available Commitment from time to time and the Operating Line of Credit never exceeds the Operating Available Commitment from time to time.

         7.4      STAMPING FEE

         Bankers' Acceptances issued by the Borrower hereunder and accepted by the Bank shall be subject to a stamping fee payable by the Borrower to the Bank on the day of acceptance thereof, calculated on the basis of the actual number of days for which such Bankers' Acceptances are issued, at an annual rate equal to the Acceptance Rate of the Bank then in effect plus the Applicable Margin.

         7.5      ALTERNATE BASIS OF BORROWING

         If at any time during the term of this Agreement, the Bank determines in good faith (which determination shall be final, conclusive and binding upon all members of the Borrower Affiliated Group) that by reason of circumstances or changes affecting the market for Bankers' Acceptances:

         (i) it is no longer possible to establish the Acceptance Rate in respect of Bankers' Acceptances, or

         (ii) the market for Bankers' Acceptances no longer exists, is too weak for its normal use by the Bank or is not capable in the normal course of business to absorb Bankers' Acceptances accepted by the Bank, then, the Bank shall immediately notify the Borrower of its determination in writing. For so long as the circumstances referred to in paragraphs (i) or (ii) of this Section shall continue, the Bank shall not be obligated to make any further utilizations under any of the Credit Facilities available by way of Bankers' Acceptances and thereafter, until notice to the contrary is given to the Borrower by the Bank, the Bank shall only be obligated to make other forms of utilizations under the Credit Facilities available to the Borrower hereunder.

         7.6      WAIVER OF CLAIM

         The Borrower shall have no right to set up as against the Bank any defense or right of action, of indemnification or of set-off or compensation or any similar claim of any nature whatsoever which the Borrower may have had at any time or may have in the future with respect to any holder of one or more Bankers' Acceptances issued pursuant hereto.

         7.7      PRE-SIGNED DRAFT FORMS

         To enable the Bank to make utilizations available by way of Bankers' Acceptances in the manner specified in this Section 7, the Borrower shall, in accordance with the request of the Bank, either (i) provide a power of attorney to complete, sign, endorse and issue Bankers' Acceptances, in such form as the Bank may require; or (ii) supply the Bank with such number of drafts as the Bank may reasonably request, duly endorsed and executed on behalf of the Borrower. The Bank will, upon request by the Borrower, promptly advise the Borrower of the number and designations, if any, of the uncompleted drafts then held by it.

         7.8      EXECUTION OF BANKERS' ACCEPTANCES

         Subject to Section 7.7, drafts of the Borrower to be accepted as Bankers' Acceptances hereunder shall be signed by a duly authorized officer or duly authorized officers of the Borrower. Notwithstanding that any person whose signature appears on any Bankers' Acceptance as one of such officers may no longer be an authorized signatory for the Borrower at the date of issuance of a Bankers' Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such Bankers' Acceptance so signed shall be binding on the Borrower. The Bank shall not be responsible or liable for its failure to accept a Bankers' Acceptance as required hereunder if the cause of such failure is, in whole or in part, due to the failure of the Borrower to provide duly executed and endorsed drafts to the Bank on a timely basis nor shall the Bank be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except a loss or improper use arising by reasons of the gross or intentional fault of the Bank or its employees.

8.       LETTERS OF CREDIT

         8.1      LETTERS OF CREDIT

         The Borrower may utilize a portion of the Operating Line of Credit by way of Letters of Credit, subject to the terms and conditions of this Agreement, upon the Borrower making a request to the Bank.

         8.2      ISSUANCE

         Upon request by the Borrower and subject to the provisions of this Agreement, the Bank shall issue from time to time such Letters of Credit as the Borrower shall request. For purposes of calculating such utilization of the Operating Line of Credit, the nominal face amount of each Letter of Credit shall be used. The terms of each Letter of Credit shall be for a term determined between the parties but, in any event, shall not exceed one year from the date of issuance thereof.

         8.3      DOCUMENTATION

         Any request for a utilization under the Operating Line of Credit by way of Letters of Credit shall be accompanied by the Bank's usual documentation relating to the issuance and administration of letters of credit, duly executed by the Borrower.

         8.4      FEES

         Upon issuance of a Letter of Credit, the Borrower shall pay to the Bank a fee calculated in accordance with the standard practice of the Bank at a rate per annum equal to the rate as advised by the Bank to the Borrower at the time of issuance of the Letter of Credit calculated on the face amount of such Letter of Credit, payable with other standard fees applicable at the time of issuance.

         8.5      DISCHARGE OF OBLIGATIONS

         The Borrower agrees to reimburse the Bank in immediately available funds the amount paid or to be paid by the Bank or its agent or any party on its behalf on any Letter of Credit issued on behalf of the Borrower which is presented for payment. The Borrower agrees that while any Letter of Credit is outstanding, the Borrower will take whatever steps are necessary to ensure that it is entitled to obtain a utilization pursuant to the provisions hereof in an amount at least equal to the principal amount of such Letter of Credit.

         8.6      DEMAND

         If any Letter of Credit is outstanding on the date of demand of repayment of the Operating Line of Credit hereunder, the Borrower shall forthwith upon such occurrence pay to the Bank an amount (the "deposit amount") equal to the principal amount of such Letter of Credit, such deposit amount to be held by the Bank in a daily interest bearing account for application against the indebtedness owing by the Borrower to the Bank in respect of any draw on such Letter of Credit. In the event that the Bank is not called upon to make full payment on such Letter of Credit prior to the expiry date therefor, the deposit amount and all interest accrued thereon, or such part thereof as has not been paid out, shall be applied first to any other amounts payable pursuant to the Letter of Credit and then to any other amount owing by the Borrower to the Bank under the Loan Documents. Any amount and accrued interest remaining shall be returned to the Borrower within 30 days of the expiry of the Letter of Credit.

9.       AVAILABLE COMMITMENT CANCELLATIONS

         9.1      CANCELLATIONS BY BORROWER

         The Borrower shall have the option at any time and from time to time, subject to giving the Bank two Business Days irrevocable prior written notice to that effect, to cancel all or part of the Operating Available Commitment hereunder, thus permanently reducing the Operating Available Commitment by an equal amount effective as and from the day that such cancellation takes effect. No such cancellation can be made for less than Can. $100,000 or whole multiples thereof except where the entire balance of the Available Commitment is cancelled.

         9.2      CANCELLATIONS BY BANK

         Notwithstanding anything to the contrary set out herein, the Bank may cancel forthwith upon notice to the Borrower all or part of the Operating Available Commitment upon the terms and for the amounts determined at the sole discretion of the Bank.

         9.3      PAYMENTS AFTER CANCELLATION

         Where on the effective date of a cancellation of all or any part of the Operating Available Commitment, the unpaid balance of the Operating Line of Credit is greater than the Operating Available Commitment as reduced pursuant to the provisions hereof, the Borrower shall pay the difference to the Bank first by paying down the Prime Rate Loan and, to the extent necessary, by reimbursing outstanding Bankers' Acceptances on a timely basis in accordance with the scheduled maturity thereof.

10.      CHANGES IN CIRCUMSTANCES

         10.1     INCREASED COSTS

         If (i) the introduction of or any change in any applicable law, regulation, treaty or official directive or regulatory requirement now or hereafter in effect (whether or not having the force of law), or in the interpretation or application thereof by any court or by any judicial or governmental authority charged with the interpretation or administration thereof, (ii) the Bank's compliance with any request from any central bank or other fiscal, monetary or other authority (whether or not having the force of law), or (iii) any directive, assessment or reassessment made by any competent tax authority,

                           (a) subjects the Bank to any Tax, or changes the basis of taxation of payments due to the Bank or increases any existing Tax on payments of principal, interest or other amounts payable by any member of the Borrower Affiliated Group to the Bank under any of the Loan Documents;

                           (b) imposes, modifies or deems applicable any reserve, special deposit, regulatory or similar requirement against assets held by, or in respect of deposits in or for the account of, or loans by, or any other commitment of or other acquisition of funds for loans by, the Bank, or in respect of any unutilized portion of the Operating Available Commitment hereunder; or

                           (c)      imposes on the Bank or modifies any
                                    requirement that capital resources of the Bank be maintained or allocated in respect of any of the Credit Facilities or any unutilized portion of the Operating Available Commitment hereunder, or imposes any other Tax or condition with respect to any of the Loan Documents;

and the result of (a), (b) or (c) is, in the sole determination of the Bank acting in good faith, to create a liability or increase the cost to the Bank of maintaining any of the Credit Facilities or other commitments outstanding hereunder, if any, or to reduce the net income receivable by the Bank or its effective return on capital in respect of any of the Credit Facilities or other commitments outstanding hereunder, if any, by an amount which the Bank considers material in its reasonable discretion, then the Bank shall promptly notify the relevant member of the Borrower Affiliated Group in writing (which notification shall be final, conclusive and binding on all members of the Borrower Affiliated Group) of such determination setting forth the basis thereof and the relevant member of the Borrower Affiliated Group shall either, at its option:

                           (d) pay to the Bank, within thirty (30) days from the date of notification, that amount which compensates the Bank for such additional cost or liability, or such reduction in income or return on capital, with interest thereon, from the date of notification until payment in full, at the Prime Rate plus 2% per annum; or

                           (e) make with the Bank such other arrangements as the Bank shall deem satisfactory for the termination of such facilities or their conversion into other loans or facilities available to the Borrower hereunder.

         10.2     ILLEGALITY

         If the introduction of or any change in any applicable law, regulation, treaty or official directive or regulatory requirement now or hereafter in effect (whether or not having the force of law), or the interpretation or application thereof by any court or by any judicial or governmental authority charged with the interpretation thereof, makes it unlawful or prohibited for the Bank (based on the opinion of its counsel) to make, to fund, to maintain or to perform its obligation under any of the Loan Documents or in respect of any commitment hereunder, if any, the Bank may, by prior written notice to the Borrower given with a reasonable time period taking into account all circumstances, terminate its obligations under this Agreement to make available any of the Credit Facilities or to maintain such commitment, whereupon the Borrower shall either, at its option:

                           (a) pay to the Bank the outstanding amount of the Credit Facilities or portion thereof which has been determined to be unlawful or prohibited, such payment (together with accrued and unpaid interest thereon) to be made by the Borrower not later than on the Business Day immediately preceding the day on which such illegality or prohibition takes effect; or

                           (b) make with the Bank such other arrangements as the Bank shall deem satisfactory for the termination of such facilities or their conversion into other loans or facilities available to the Borrower hereunder and indemnify the Bank for any out-of-pocket expenses incurred by the Bank as a result of such termination or conversion.

11.      LOAN ACCOUNTS AND PLACE OF PAYMENT

         The utilization of any of the Credit Facilities by the Borrower hereunder and the repayment thereof pursuant to the provisions hereof shall be evidenced by accounts of the Borrower opened and maintained on the books of the Bank, which shall debit the amount of each utilization to the appropriate account and shall credit each payment made by the Borrower to the Bank on account thereof, by appropriate entries. In the event of any dispute between any member of the Borrower Affiliated Group and the Bank, such accounts shall, in the absence of manifest error, constitute conclusive evidence of the Borrower's obligations hereunder. The unpaid principal amount of the relevant portion of the Credit Facilities at any time shall be determined by adding the debit balance of the Borrower's said accounts with the Bank at such time plus the aggregate face amount of all Bankers' Acceptances and Letters of Credit then outstanding.

         The Borrower shall make all payments of principal, interest or otherwise pursuant to this Agreement to the Bank in lawful currency of Canada, in immediately available funds and before 1:00 p.m. on the day specified for the payment at the address of the Bank set out in Appendix I hereof, or at any other place of business of the Bank in Canada or the United States of America of which the Bank may from time to time notify the Borrower in writing.

12.      REPRESENTATIONS AND WARRANTIES

         Each member of the Borrower Affiliated Group represents and warrants to the Bank that:

         12.1     ORGANIZATION AND GOOD STANDING

         Each member of the Borrower Affiliated Group is a corporation duly incorporated, organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority, corporate and otherwise, to conduct its business as now conducted, to own its properties, to borrow money and enter into agreements therefor and to execute and deliver, and to perform, all of its obligations under the Loan Documents to which it is a party. The officers of the Borrower Affiliated Group have exercised due diligence to qualify each member of the Borrower Affiliated Group as a foreign corporation in the various jurisdictions wherein the nature of the business they transact or the character of the properties they own therein makes such qualification necessary. The Borrower is the wholly owned subsidiary of NB Inc. which is a wholly-owned subsidiary of Stocker & Yale.

         12.2     CORPORATE AUTHORITY

                           (a) The execution, delivery, and performance by each member of the Borrower Affiliated Group of the Loan Documents to which it is a party are within the corporate authority of such member of the Borrower Affiliated Group, have been duly authorized by all necessary corporate proceedings, and do not and will not (i) require any consent or approval of any shareholder of any member of the Borrower Affiliated Group, (ii) violate any material provision of any law, rule or regulation, or order, writ, judgment, injunction, decree, determination or award, presently in effect, having application to the Borrower Affiliated Group, or of the Articles of Incorporation or By-Laws of any member of the Borrower Affiliated Group, or
                                    (iii) result in any material breach of or constitute a default under or result in the creation or imposition of any Encumbrance upon any material property of the Borrower Affiliated Group pursuant to the terms of, any material indenture, loan or credit agreement, or other agreement, lease or instrument to which any member of the Borrower Affiliated Group is a party or by which any member of the Borrower Affiliated Group may be bound or to which its property may be subject; and

                           (b) no member of the Borrower Affiliated Group is in default under (i) any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, which default, either singly or in the aggregate, would have a Material Adverse Effect, or (ii) any material indenture, agreement, lease or instrument, which default, either singly or in the aggregate, would have a Material Adverse Effect.

         12.3     VALIDITY OF LOAN DOCUMENTS

         Each one of the Loan Documents is, and the Ancillary Documents when executed will be, the legal, valid and binding obligations of each member of the Borrower Affiliated Group party thereto enforceable against such member of the Borrower Affiliated Group in accordance with their respective terms except as the enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws from time to time in effect relating to or affecting the rights of creditors. No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary to the valid execution, delivery or performance by the applicable member of the Borrower Affiliated Group of the Loan Documents, except such authorizations and filings as have been obtained prior to the date hereof.

         12.4     NO LITIGATION

         Except as disclosed in a letter dated the date of this Agreement to the Bank (the "Disclosure Letter") attached as Appendix III to this Agreement, and as otherwise disclosed in writing to the Bank from time to time after the date hereof, there are no actions, suits or proceedings pending or, to the knowledge of any member of the Borrower Affiliated Group, threatened against any member of the Borrower Affiliated Group, or any of their respective properties or assets, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to any member of the Borrower Affiliated Group, would have a Material Adverse Effect. Except as set forth in the Disclosure Letter attached as Appendix III, no material patent owned by any member of the Borrower Affiliated Group has been challenged in any such pending or threatened action, suit or proceeding.

         12.5     ACCURACY OF FINANCIAL INFORMATION

         The audited consolidated balance sheet of Stocker & Yale and its consolidated subsidiaries as at December 31, 1997 and the related statements of income and of cash flows for the year then ended (collectively, the "Financial Statements"), all heretofore furnished to the Bank, fairly present the financial condition and results of operations of Stocker & Yale and its consolidated subsidiaries as at the dates and for the periods therein referred to and were prepared in accordance with US GAAP. The financial statements most recently delivered pursuant to Section 13.2 or Section 13.3 hereof fairly present the financial condition and results of Stocker & Yale and its consolidated subsidiaries or the Borrower, as the case may be, as at the dates and for the periods therein referred (subject to year-end audit adjustments and the absence of footnotes in the case of interim financial statements) and were prepared in accordance with US GAAP or Canadian GAAP, as the case may be, and, for the Borrower, are complete and correct in all material respects; and there has been no Material Adverse Effect since the date of the last delivery of financial information pursuant to Section 13.2 or 13.3 hereof. Except as set forth in the Disclosure Letter attached as Appendix III, there are no material liabilities of Stocker & Yale or any of the consolidated subsidiaries, fixed or contingent, which are not reflected in such Financial Statements or in the notes thereto, other than liabilities incurred in the ordinary course of business since December 31, 1997, or, of Stocker & Yale or any of the consolidated subsidiaries or the Borrower, as the case may be, in such financial statements delivered pursuant to Section 13.2 or Section 13.3 or the footnotes thereto (if any) other than in the ordinary course of business since the financial statements most recently delivered pursuant to Section 13.2 to Section 13.3 hereof. All financial statements, excluding any forecasts, furnished by any member of the Borrower Affiliated Group to the Bank in connection with the negotiation and execution of this Agreement do not, and all financial statements hereafter furnished by any member of the Borrower Affiliated Group to the Bank pursuant to this Agreement (excluding reports delivered from time to time pursuant to Section 13.2 or Section 13.3 hereof) will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading in the circumstances in which made.

         12.6     COMPLIANCE

         To the best of their knowledge, except as described in the Disclosure Letter attached as Appendix III, each member of the Borrower Affiliated Group
(i) is in compliance in all material respects with all applicable laws and regulations material to the conduct of its business and operations; and (ii) possesses all the franchises, permits, licenses and grants of authority necessary or required in the conduct of its respective business, except for those franchises, permits, licenses and grants of authority the non-obtainment of which would not have a Material Adverse Effect, and such franchises, permits, licenses and grants of authority which each member of the Borrower Affiliated Group does possess are valid, binding and enforceable and are not subject to any proceedings or claims opposing the issuance, development or use thereof or contesting the validity thereof, except to the extent that any invalidity, unenforceability or adverse claim or proceeding, would neither singly nor in the aggregate, have a Material Adverse Effect.

         12.7     MATERIAL CONTRACTS

         No member of the Borrower Affiliated Group is in default under any contracts or agreements material to any member of the Borrower Affiliated Group or its business. No Default exists and no Event of Default has occurred and is continuing.

         12.8     TITLE TO ASSETS

         The Borrower has good and marketable title to all of its material properties and assets free and clear of any Encumbrances, except the liens and Encumbrances permitted pursuant to Section 13.6 hereof and those which, either singly or in the aggregate would not have a Material Adverse Effect, and all such assets are in good order and repair and covered by insurance with insurance companies against such hazards and in such amounts as is customary in the industry.

         12.9     HAZARDOUS MATERIAL

                           (a) The Borrower: (i) has received all material permits and filed all notifications necessary to carry on its businesses; (ii) is in substantial compliance with all material federal, state, provincial and local laws and regulations governing the control, removal, spill, release or discharge of Hazardous Material.

                           (b) Except (i) as set forth in Appendix III attached hereto, (ii) as to those matters with respect to which notices were given, actions have been taken and no further action is required, or (iii) as otherwise disclosed in writing to the Bank from time to time pursuant to Sections 13.12 or 13.15 hereof, the Borrower has not given any written or oral notice to any agency with regard to any actual or imminently threatened removal, spill, release or discharge of Hazardous Material on properties owned or leased by the Borrower or in connection with the conduct of its business and operations.

                           (c) Except (i) as set forth in Appendix III attached hereto, (ii) as to those matters with respect to which notices were received, actions have been taken and no further action is required, or (iii) as otherwise disclosed in writing to the Bank from time to time pursuant to Sections 13.12 or 13.15 hereof, the Borrower has not received notice that it is potentially responsible for costs of clean-up of any actual or imminently threatened spill, release or discharge of Hazardous Material pursuant to any law, regulation or policy.

         12.10    TAXES AND ASSESSMENTS

         Each member of the Borrower Affiliated Group has filed all required tax returns or has filed for extensions of time for the filing thereof, and has paid all applicable federal, state, provincial and local taxes and made all required remittances to federal, state, provincial or local governments or agencies, including, without limitation, income taxes, sales taxes, corporate income taxes, payroll taxes, workers' compensation dues, unemployment insurance premiums and pension plan remittances, except, in each case, where the failure to so file or pay would not have a Material Adverse Effect, and other than (i) taxes not yet due or which may be paid hereafter without penalty, and (ii) taxes contested in good faith by lawful and appropriate proceedings and with respect to which adequate reserves therefor have been set aside by the applicable member of the Borrower Affiliated Group; and no member of the Borrower Affiliated Group has knowledge of any material deficiency or additional assessment in connection therewith not provided for in the financial statements required hereunder.

         12.11    YEAR 2000 COMPLIANCE

         Each member of the Borrower Affiliated Group has taken commercially reasonable steps intended to ensure that all software and hardware used by it will be year 2000 compliant no later than April 30, 1999. For purposes of this
Section 12.11, the phrase, "2000 compliant" means, with respect to software and hardware, that it will be capable of recording, registering and permitting all transactions to occur with reference to dates before, on or after January 1, 2000, including (i) accepting date input, providing date output and performing calculations using dates and portions of dates, and (ii) responding to two digit year-date input in a way that resolves any ambiguity as to the applicable century in a clear and predetermined manner, taking into account leap years.

13.      COVENANTS

         So long as this Agreement is in force or any member of the Borrower Affiliated Group is indebted to the Bank under any of the Loan Documents, all members of the Borrower Affiliated Group covenant and agree, and Stocker & Yale covenants and agrees to cause each other member of the Borrower Affiliated Group, to do, perform and observe all of the following:

         13.1     EXISTENCE AND GOOD STANDING

         Each member of the Borrower Affiliated Group will preserve and maintain
(i) its existence as a corporation and its good standing in the jurisdiction of its incorporation, (ii) its qualification as a foreign corporation and its authorization to do business in all other jurisdictions wherein the nature of its respective business or property makes such qualification and/or authorization necessary, and (iii) the validity of all its material agreements, rights, franchises, licenses, permits, operations, contracts, certificates of compliance or grants of authority or other arrangements required in the conduct of its business, except where the failure to maintain same would not have a Material Adverse Effect.

         13.2     STOCKER & YALE FINANCIAL STATEMENTS AND INFORMATION

         Stocker & Yale will furnish to the Bank:

                           (a) as soon as available and in any event within ninety (90) days after the end of each fiscal year of Stocker & Yale, copies of the consolidated audited annual financial statements, including a balance sheet, income statement and a statement of cash flows, which financial statements shall be prepared in accordance with US GAAP, all in reasonable detail and stating in comparative form the figures as at the end of and for the previous fiscal year; all certified by the treasurer, controller or chief financial officer of Stocker & Yale as fairly presenting the financial conditions, results of operations and transactions in surplus accounts of Stocker & Yale as at the date and for the period therein referred to (subject to year end audit adjustments); and

                           (b) as soon as available and in any event within sixty (60) days after the end of the first, second and third quarterly accounting periods of each fiscal year of Stocker & Yale, copies of the consolidated quarterly financial statements, including the balance sheet, an income statement and a statement of cash flows, which financial statement shall be prepared in accordance with US GAAP, all in reasonable details; all certified by the treasurer, controller or chief financial officer of Stocker & Yale as fairly presenting the financial conditions, results of operations and transactions in surplus accounts of Stocker & Yale as at the date and for the period therein referred to.

         13.3     BORROWER FINANCIAL STATEMENTS AND INFORMATION

         The Borrower will furnish to the Bank:

                           (a) as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, copies of the unaudited annual financial statements, including a balance sheet, an income statement and a statement of cash flows, which financial statements shall be prepared in accordance with Canadian GAAP, all in reasonable detail and stating in comparative form the figures as at the end of and for the previous fiscal year; all certified by the treasurer, controller or chief financial officer of the Borrower as complete and current in all material respects, fairly presenting the financial conditions, results of operations and transactions in surplus accounts of the Borrower as at the dates and for the periods therein referred to (subject to year end audit adjustments);

                           (b) a certificate of the chief financial officer of the Borrower within sixty (60) days after the end of the first, second and third quarterly accounting periods in each fiscal year of Stocker & Yale and within ninety (90) days after the end of each fiscal year of Stocker & Yale which certificate shall confirm that the Borrower has complied with all terms and conditions of this Agreement and that no Default exists and no Event of Default has occurred and is continuing or, if such be not the case, specifying all such Defaults and Events of Default and the nature thereof;

                           (c) as soon as available and in any event within forty-five (45) days after the end of each month, copies of the internal financial statements of the Borrower, including a balance sheet, an income statement and a statement of cash flows, which financial statement shall be prepared in accordance with Canadian GAAP; and

                           (d) within twenty (20) days after the end of each month, an inventory declaration and an aged listing of accounts receivable and payable all in a form and substance acceptable to the Bank; and

                           (e) within five (5) Business Days of the date hereof, a balance sheet of the Borrower as of the date immediately following the sale of shares by the present shareholders of the Borrower pursuant to the Purchase Agreement.

         13.4     FINANCIAL COVENANTS

The Borrower shall, at all times:

                           (a) ensure that the aggregate of the outstanding indebtedness of the Borrower to the Bank under the Operating Line of Credit and, without duplication, the face amount of all Letters of Credit accepted, after providing 20% to cover Letters of Credit available, does not exceed 80% of the accounts receivable, with all accounts receivable denominated in lawful currency of the United States of America to be converted to Canadian Dollars at an exchange rate prevailing at the relevant time, excluding accounts receivable of more than ninety (90) days due and all intercompany accounts;

                           (b) ensure that the aggregate of the outstanding indebtedness of the Borrower to the Bank under the Demand Acquisition Loan and the demand term loan of $83,333.36 referenced in that certain letter agreement dated April 22, 1998 between the Bank and the Borrower, as accepted by the Borrower in April, 1998, does not exceed 50% of the value of inventory of the Borrower valued at cost;

                           (c) ensure that the Debt Service Coverage Ratio is not less than 1.25;

                           (d) ensure that the Working Capital of the Borrower is not less than

                                    $600,000 following December 31, 1998; and

                           (e) ensure that the Ratio of Debt to Free Cash Flow is not more than 2.5 to 1 until December 31, 1998 and is not more than 2.0 to 1 thereafter.

         13.5     LIMITATION ON INDEBTEDNESS

         No member of the Borrower Affiliated Group, other than Stocker & Yale, will, directly or indirectly, create, assume, incur, suffer to exist or in any manner be liable in respect of, any indebtedness, including any contingent obligation under a guarantee, suretyship or indemnity, other than indebtedness under any of the Loan Documents, any other indebtedness to the Bank or in respect of a Permitted Encumbrance.

         13.6     LIMITATION ON LIENS

         No member of the Borrower Affiliated Group, other than Stocker & Yale, will nor will they permit any Subsidiary to: (i) create, assume, incur or permit to exist any mortgage, lien, pledge, charge, deed of trust, assignment, charge, security or other Encumbrance of any kind (including for all purposes of this Agreement any conditional sale agreement or any other title retention agreement or any lease in the nature thereof) in respect of any property or assets of any character of such member of the Borrower Affiliated Group or any Subsidiary (whether owned on the date hereof or hereafter acquired) or (ii) give its consent to the subordination of any then-existing material right or claim of such member of the Borrower Affiliated Group or any Subsidiary to any right or claim of any person other than a member of the Borrower Affiliated Group, provided, however, that the restrictions set forth in this Section shall not prohibit any Permitted Encumbrance.

         No member of the Borrower Affiliated Group, other than Stocker & Yale, and none of the Subsidiaries will sign or file in any province, state or other jurisdiction a financing statement under any PERSONAL PROPERTY SECURITY ACT or other similar law which names as debtor any member of the Borrower Affiliated Group or any Subsidiary nor sign any security agreement authorizing any secured party thereunder to file such security agreement or any such financing statement, except a financing statement filed or to be filed to perfect or protect a security which such member of the Borrower Affiliated Group or a Subsidiary is entitled to create, assume, incur or permit to exist under the foregoing provisions of this Section 13.6.

         13.7     LIMITATION ON CONSOLIDATIONS AND MERGERS

         No member of the Borrower Affiliated Group, other than Stocker & Yale, will amalgamate, consolidate with or merge into any Person.

         13.8     LIMITATION ON ACQUISITIONS

         No member of the Borrower Affiliated Group, other than Stocker & Yale, will acquire all or substantially all of the assets or business of any Person or permit any Subsidiary to do so.

         13.9     LIMITATION ON DISPOSITIONS OF ASSETS

         No member of the Borrower Affiliated Group, other than Stocker & Yale, will sell, assign, discount any accounts receivable, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired), to any Person.

         13.10    DIVIDENDS, CHANGE OF OWNERSHIP

         No member of the Borrower Affiliated Group, other than Stocker & Yale, will declare or pay any dividends, bonuses or capital withdrawals except for compensation paid to Luc Many or Alain Beauregard, as stipulated in their respective Employment Contracts. Each member of the Borrower Affiliated Group will not permit any change of ownership of the capital stock or change of the capital structure of any other member of the Borrower Affiliated Group, other than Stocker & Yale.

         13.11    STOCKER & YALE CREDIT AGREEMENT, EMPLOYMENT CONTRACTS

         Each member of the Borrower Affiliated Group will not waive or modify any of the terms of, or terminate the Stocker & Yale Credit Agreement or the Employment Contracts without the prior written consent of the Bank.

         13.12    LITIGATION

         Each member of the Borrower Affiliated Group, other than Stocker & Yale, will notify the Bank in writing immediately, and furnish copies of details thereof, of the institution of any material, determined in accordance with Canadian GAAP, litigation, the commencement of any administrative proceedings or the assertion or threat of any claim which, if adversely resolved, would have a Material Adverse Effect.

         13.13    EVENT OF DEFAULT

         Each member of the Borrower Affiliated Group will notify the Bank in writing immediately of:

                           (a) the occurrence of any Event of Default or Default hereunder;

                           (b) the happening of any event that could have a Material Adverse Effect; and

                           (c) any holder of any indebtedness of any member of the Borrower Affiliated Group giving any notice or taking or threatening to take any other action with respect to a default or event of default or a claimed default or event of default under any agreement or instrument governing such indebtedness that could have a Material Adverse Effect.

         13.14    COMPLIANCE

         Each member of the Borrower Affiliated Group will comply in all material respects with all laws and regulations (foreign, local, provincial, state and federal) material to the conduct of its business. Each member of the Borrower Affiliated Group will continue to carry on the business currently being carried on by the Borrower Affiliated Group as at the date hereof.

         13.15    NOTICE OF ENVIRONMENTAL MATTERS

         The Borrower will notify the Bank in writing promptly of: (a) any written or oral notice given by the Borrower to any federal, provincial, state or local agency with regard to any actual or imminently threatened removal, spill, release or discharge of Hazardous Material on properties owned or leased by the Borrower or in connection with the conduct of its business and operations; and (b) any notice received by the Borrower that it is potentially responsible for costs of clean-up of any actual or imminently threatened spill, release or discharge of Hazardous Material pursuant to any law or regulation.

         13.16    OTHER DOCUMENTS/INFORMATION

         Deliver to the Bank any and all other relevant documents, instruments and information, financial or otherwise, reasonably related to any member of the Borrower Affiliated Group or any of the Credit Facilities, reasonably requested by the Bank or its counsel from time to time.

         13.17    OTHER AGREEMENTS

         The Borrower will notify the Bank in writing not less than ten (10) Business Days prior to the date any member of the Borrower Affiliated Group modifies or amends in a material fashion the terms of any agreement respecting indebtedness.

         13.18    BOOKS AND RECORDS

         Each member of the Borrower Affiliated Group will keep and maintain satisfactory and adequate books and records of account in accordance with Canadian GAAP or US GAAP, as the case may be.

         13.19    INSURANCE

         Each member of the Borrower Affiliated Group will keep and maintain all of its property and assets in good order, repair and working condition subject to ordinary wear and tear, and covered by insurance with reputable and financially sound insurance companies against such hazards and in such amounts as is customary in the industry.

         13.20    TAXES

         Each member of the Borrower Affiliated Group will pay and discharge all taxes, assessments or other governmental charges or levies imposed on it or any of its property or assets prior to the date on which any penalty for non-payment or late payment is incurred to the extent such tax, assessment or governmental charge may result in an Encumbrance on any of the property or assets of any member of the Borrower Affiliated Group, unless the same are (a) currently being contested in good faith by appropriate proceedings, diligently prosecuted and
(b) are covered by appropriate reserves maintained in accordance with Canadian GAAP or US GAAP, as the case may be.

         13.21    SUBORDINATION

         Without in any way limiting the obligations of any member of the Borrower Affiliated Group under any of the Loan Documents, all present and future claims of any member of the Borrower Affiliated Group against any other member of the Borrower Affiliated Group and all Encumbrances, if any, relating thereto are hereby fully subordinated and postponed by each member of the Borrower Affiliated Group to the present and future claims of the Bank against the relevant member of the Borrower Affiliated Group (including claims, if any, not arising under any of the Loan Documents), and any moneys received, after a demand by the Bank for repayment of any of the Credit Facilities or the occurrence of an Event of Default, by any member of the Borrower Affiliated Group in respect thereof shall be received for the benefit of and shall be forthwith paid over to the Bank on demand.

14.      EVENTS OF DEFAULT

         The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Agreement:

         14.1     PAYMENT

         If the Borrower defaults in the payment to the Bank of any principal, interest, fees, costs or expenses required to be made under any of the Loan Documents or any other agreement between any member of the Borrower Affiliated Group and the Bank with or without notice on the part of the Bank.

         14.2     TERMINATION OF BUSINESS, INSOLVENCY

         If any member of the Borrower Affiliated Group, other than Stocker & Yale, loses its corporate or legal existence or ceases to carry on, in the ordinary course, its business, as carried on at the date hereof, or a substantial part thereof, or if a resolution is passed or an order made for the winding-up, liquidation or dissolution of such member of the Borrower Affiliated Group, or if such member of the Borrower Affiliated Group makes an assignment or proposal, or files a notice of proposal, for the benefit of its creditors or a petition in bankruptcy is presented against it, or if such member of the Borrower Affiliated Group becomes subject to any other insolvency legislation.

         14.3     DEFAULT IN OTHER INDEBTEDNESS

         If the Borrower defaults under the terms of any other writing or agreement evidencing indebtedness for borrowed money and the creditor thereof exercises a right of acceleration and demands the immediate payment by the Borrower of such indebtedness prior to its scheduled maturity.

         14.4     DEFAULT UNDER STOCKER & YALE CREDIT AGREEMENT

         If an event of default has occurred and is continuing under the Stocker & Yale Credit Agreement.

         14.5     TERMINATION OF GUARANTEE

         If the Bank receives from any present or future guarantor of the Borrower's indebtedness to the Bank hereunder or otherwise a notice purporting to terminate or limit such guarantor's liability under its guarantee.

         14.6     MISREPRESENTATIONS OR MATERIAL ADVERSE CHANGES

         If the Bank at any time discovers that any statement, representation or warranty herein or in any document delivered to the Bank pursuant to any of the Loan Documents is false or misleading in any material respect; or if there is any material adverse event or change in the financial condition or business operations and activities of any member of the Borrower Affiliated Group, or their respective subsidiaries or controlling affiliates which, in the aggregate or on a consolidated basis, constitutes, in the reasonable opinion of the Bank, a serious and substantial deterioration in the financial condition or prospects of any member of the Borrower Affiliated Group which impairs or is likely to impair the ability of any member of the Borrower Affiliated Group to satisfy and perform, on a timely basis, its liabilities and obligations under any of the Loan Documents, and such situation has not been remedied, or adequate remedial action commenced, to the reasonable satisfaction of the Bank within 15 days after written notice thereof by the Bank to the relevant member of the Borrower Affiliated Group.

         14.7     CHANGE OF CONTROL

         If the effective control of any member of the Borrower Affiliated Group, other than Stocker & Yale, directly or indirectly passes to persons or interests other than its present controlling shareholders without the Bank's prior written consent, which consent shall not be unreasonably withheld.

         14.8     TERMINATION OF CREDIT FACILITIES

         If in virtue of a right, privilege or option afforded to the Bank by contract, by law or otherwise, the Bank, by written notice, validly demands payment of the principal amount outstanding from time to time under any other loan or credit facility which the Bank has extended or may extend to any member of the Borrower Affiliated Group or their respective subsidiaries, and such payment is not made within the time allowed or stipulated in such notice.

         14.9     DEFAULT IN OTHER COVENANTS

         If any member of the Borrower Affiliated Group defaults in the observance or performance of any other covenant or condition contained in any of the Loan Documents and such default has not been remedied, or adequate remedial action commenced, to the reasonable satisfaction of the Bank within 15 days after written notice specifying such default has been given to any relevant member of the Borrower Affiliated Group by the Bank, or if any security now or hereafter granted by any member of the Borrower Affiliated Group in favour or for the benefit of the Bank and securing any of the Credit Facilities, becomes enforceable pursuant to the terms thereof.

15.      REMEDIES

         Upon the occurrence of any Event of Default hereunder, the Bank may, without limiting any other rights of the Bank set out in any of the Loan Documents, forthwith upon notice to the Borrower, terminate any commitment to lend further sums or grant further credits to the Borrower hereunder or otherwise, and declare accrued and unpaid interest on the unpaid balance of any of the Credit Facilities immediately due and payable, whereupon it shall be due and payable, and the Bank may exercise any and all rights, remedies, powers and privileges afforded by the laws of the Province of Quebec or of any other jurisdiction, or by any and all other instruments, documents and agreements securing the payment and performance of the obligations of the Borrower hereunder. Should the Bank incur breakage costs in connection with the early termination (other than in accordance with the terms hereof) of any outstanding portion of any of the Credit Facilities, such costs will be added to the indebtedness of the Borrower to the Bank hereunder. Each member of the Borrower Affiliated Group shall be "en demeure" to fulfill its obligations under the Loan Documents to which it is a party by the mere lapse of time, or may be put "en demeure" by any other method provided by law. For greater certainty, each member of the Borrower Affiliated Group acknowledges that the occurrence of a Default or an Event of Default is not a necessary precondition for the Bank to demand the repayment of any of the Credit Facilities and interest thereon in accordance with Section 4 nor to cancel, in whole or in part, the Operating Available Commitment in accordance with Section 9.2.

16.      WAIVERS

         The acceptance by the Bank, after a Default or the occurrence of an Event of Default, of payment of any sum owing hereunder, or the exercise by the Bank of any right, recourse or remedy herein or otherwise provided, shall not in itself constitute a waiver of such default nor preclude the Bank from exercising any other right, recourse or remedy.

       No failure or delay on the part of the Bank in exercising any power or right under any of the Loan Documents shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof, nor the exercise of any other right or power hereunder. No modification or waiver of any provision of any of the Loan Documents shall in any event be effective unless the same shall be in writing and then such waiver shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any member of the Borrower Affiliated Group in any case shall, of itself, entitle any member of the Borrower Affiliated Group to any other or further notice or demand in similar or further circumstances.

17.      CUMULATIVE REMEDIES

         The rights and remedies provided to the Bank under any of the Loan Documents are cumulative and are in addition to and not in substitution for any other rights and remedies which the Bank may have under the laws of the Province of Quebec or of any other jurisdiction, and the exercise by the Bank of any right or remedy arising from a default or breach of any undertaking, covenant or obligation contained in any of the Loan Documents shall not be deemed to be a waiver of or to alter, affect or prejudice any other right or remedy to which the Bank may be lawfully entitled for the same default or breach.

18.      NOTICES

         Any notice, direction or other document required or permitted to be given under the provisions hereof shall be in writing and may be given by delivering, mailing or sending same by telegram, telecopier or other similar form of communication addressed to the Bank or to the relevant member of the Borrower Affiliated Group, at its address set forth in Appendix I hereof.

         Any notice, direction or document aforesaid, shall if delivered, be deemed to have been given on the Business Day it was so delivered, if sent by telegram, telecopier or other similar form of communication, be deemed to have been given on the Business Day following the day it was so sent, and if mailed, be deemed to have been given on the third Business Day following the day on which it was so mailed. Any party may give written notice of a change of address in the same manner, in which event any such communication shall thereafter be given to it as above provided at such new address. In the event of interruption, for any reason, of one or more of the forms of communications listed above, the parties shall use a form which is not so interrupted with the intent that the addressee receives timely notice of the communication.

19.      ENTIRETY AND AMENDMENTS

         This Agreement supersedes all prior commitments, agreements and understandings, if any, relating to the subject matter hereof, but only to the extent that they would be incompatible with or contrary to the express provisions hereof, and this Agreement may be amended only by an instrument in writing executed jointly by the Borrower and the Bank, and supplemented only by documents delivered or to be delivered in accordance with the express terms thereof.

20.      PARTIES BOUND

         This Agreement shall be binding upon and shall inure to the benefit of each member of the Borrower Affiliated Group and the Bank and their respective successors and assigns; provided, however, that no member of the Borrower Affiliated Group may, without the prior written consent of the Bank, assign or purport to assign, directly or indirectly, any of its rights, duties or obligations under any of the Loan Documents.

         The Bank may assign or grant a participation in all or part of its financial interests herein and in the security held in support hereof from time to time, to one or more other financial institutions without the prior consent of any member of the Borrower Affiliated Group. Any assignee shall be entitled to the full benefit hereof and of the other Loan Documents and other documents contemplated by this Agreement and shall be subject to the obligations herein to the same extent as if it were an original party in respect of the rights or obligations assigned to it and the Bank shall be released and discharged accordingly and to the same extent.

21.      INTERPRETATION

         This Agreement shall be interpreted in accordance with and governed by the laws of the Province of Quebec and the laws of Canada applicable therein. Each member of the Borrower Affiliated Group hereby irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Quebec in respect of any legal action or proceeding arising out of or relating to any of the Loan Documents.

22.      MISCELLANEOUS

         22.1     EXPENSES

         The Borrower will pay on demand all fees and expenses of the Bank in connection with the preparation, waiver, amendment or registration of the Loan Documents or other documents executed in connection therewith, or the administration thereof, of the utilizations under any of the Credit Facilities, and the Borrower will pay on demand all fees and expenses of the Bank in connection with the default or collection of the utilizations under any of the Credit Facilities or administration, default, collection in connection with the Bank's exercise, preservation or enforcement of any of its rights, remedies or options thereunder or under any of the Loan Documents, including, without limitation, fees and expenses of outside legal counsel and the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with any travel or other costs relating to any appraisals or examinations conducted in connection with any of the Credit Facilities.

         22.2     INDEMNIFICATION

         The Borrower shall absolutely and unconditionally indemnify and hold harmless the Bank against any and all claims, demands, suits, actions, causes of action, damages, losses, settlement payments, obligations, costs, expenses and all other liabilities whatsoever which shall at any time or times be incurred or sustained by the Bank or by any of their shareholders, directors, officers, employees, subsidiaries, affiliates or agents (other than as a result of the gross or intentional fault of the Bank) on account of, or in relation to, or in any way in connection with, any of the arrangements or transactions contemplated by, associated with or ancillary to either the Loan Documents, whether or not all or any of the transactions contemplated by, associated with or ancillary to the Loan Documents, are ultimately consummated. The obligation under this Section shall survive even after the termination of this Agreement if the cause of action originated prior to such termination.

         22.3     COMPENSATION

         Regardless of the adequacy of any collateral or other means of obtaining repayment of any of the Credit Facilities, any deposits, balances or other sums credited by or due from the Bank or any of its branch or affiliate offices to any member of the Borrower Affiliated Group may, at any time and from time to time after the occurrence of an Event of Default hereunder or if the Bank has demanded payment of any of the Credit Facilities, without notice to any member of the Borrower Affiliated Group or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived) be set off, appropriated and applied by the Bank against any and all obligations of any member of the Borrower Affiliated Group to the Bank or any of its affiliates in such manner as the head office of the Bank or any of its branch offices in their sole discretion may determine.

         22.4     COUNTERPARTS

         This Agreement may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

         22.5     PARTIAL INVALIDITY

         The invalidity or unenforceability of any one or more phrases, clauses or sections of this Agreement shall not affect the validity or enforceability of the remaining portions of it.

23.      LANGUAGE

         The parties hereto have agreed that this Agreement as well as any document or instrument relating thereto be drawn up in English only but without prejudice, however, to any such document or instrument which may from time to time be drawn up in French only or in both French and English. LES PARTIES AUX PRESENTES ONT CONVENU QUE LA PRESENTE CONVENTION AINSI QUE TOUS AUTRES ACTES OU DOCUMENTS S'Y RATTACHANT SOIENT REDIGES EN ANGLAIS SEULEMENT MAIS SANS PREJUDICE A TOUS TELS ACTES OU DOCUMENTS QUI POURRAIENT A L'OCCASION ETRE REDIGES EN FRANCAIS SEULEMENT OU A LA FOIS EN ANGLAIS ET EN FRANCAIS.

         In witness hereof each of the parties hereto has executed this Agreement by the hand of a duly authorized representative.

                                      LASIRIS INC.

                                      per:/s/ Alain Beaureguard
                                          --------------------------------
                                          Name: Alain Beaureguard
                                          Title: President

                                      THE TORONTO-DOMINION BANK

                                      per:/s/ Michael Vos
                                          --------------------------------
                                          Name: Michael Vos
                                          Title: Manager, Commercial Services

                                  INTERVENTION

AND HERETO INTERVENED Stocker & Yale, Inc., Lasiris Holdings, Inc., 9063-5251 Quebec Inc. and 2620-1483 Quebec Inc. which hereby acknowledge having taken cognizance of this Agreement, agree to be bound by the terms thereof applicable to them and hereby acquiesce unconditionally to all present and future movable hypothecs granted by the Borrower to the Bank and which charge claims of the Borrower.

                                         STOCKER & YALE, INC.

                                         per: /s/ Mark W. Blodgett
                                              -------------------------------
                                              Name: Mark W. Blodgett
                                              Title: President and Secretary

                                         LASIRIS HOLDINGS, INC.

                                         per: /s/ Mark W. Blodgett
                                              -------------------------------
                                              Name: Mark W. Blodgett
                                              Title: President and Secretary

                                         9063-5251 QUEBEC INC.

                                         per: /s/ Mark W. Blodgett
                                              -------------------------------
                                              Name: Mark W. Blodgett
                                              Title: President and Secretary

                                         2620-1483 QUEBEC INC.

                                         per: /s/ Mark W. Blodgett
                                              -------------------------------
                                              Name: Mark W. Blodgett
                                              Title: President and Secretary

                                   APPENDIX I

This is Appendix I to that certain Credit Agreement dated as of May 13, 1998 between The Toronto-Dominion Bank (the "Bank"), as lender, and Lasiris Inc. (the "Borrower"), as borrower.

Address of the Bank for payments and notices:

         THE TORONTO-DOMINION BANK
         Commercial Banking Centre
         3773 Cote Vertu
         St. Laurent, Quebec
         H4R 2M3

         ATTENTION:  Vice President and Manager

         Fax:  (514) 956-0435

Address of the Borrower for notices:

         LASIRIS INC
         3549 Ashby Avenue
         St. Laurent, Quebec
         H4R 2K3

         ATTENTION:  President

         Fax:  (514) 335-4576

         With a copy in all circumstances to Stocker & Yale

Address of Stocker & Yale, NB Inc., 2620 and 9063 for notices:

         STOCKER & YALE, INC.
         32 Hampshire Road
         Salem, NH
         U.S.A.  03079

         ATTENTION:  Mark W. Blodgett

         Fax:  (603) 893-5604

DEFINITIONS

"ACCEPTANCE RATE" means the annual percentage rate set from time to time by the Bank as a reference rate then in effect for determining its stamping fees on Canadian Dollar Bankers' Acceptances accepted by it.

"AGREEMENT" means this Credit Agreement.

"ANCILLARY DOCUMENTS" has the meaning ascribed thereto in Subsection 3.1.1(a).

"APPLICABLE MARGIN" means the following rate applicable to the following portions of the Credit Facilities:

                              OPERATING LINE OF CREDIT   DEMAND ACQUISITION LOAN

Prime Rate Loan                       1%                          2%
Bankers' Acceptances                2.00%                       3.00%

"BANK" means The Toronto-Dominion Bank.

"BANKERS' ACCEPTANCE" means a bill of exchange denominated in Canadian Dollars, drawn by the Borrower on the Bank and accepted by the latter.

"BORROWER" means Lasiris Inc.

"BORROWER AFFILIATED GROUP" means collectively the Borrower, NB Inc., 2620, 9063 and Stocker & Yale.

"BUSINESS DAY" means any day, other than Saturday or Sunday, during which Canadian chartered banks are open to transact business in the ordinary course in Montreal.

"CANADIAN GAAP" means generally accepted accounting principles as applied in Canada, consistently applied.

"CLOSING DATE" means the first date on which the initial utilization under any of the Credit Facilities is to be provided hereunder.

 "CONVENTIONAL SECURITY" means a conventional hypothec, a resolutory right, a right of redemption, a reservation of ownership, a trust and any security device or other real right, whether or not capable of registration, granted by agreement for the purpose of securing the performance of an obligation.

"CREDIT FACILITIES" means, collectively, the Operating Line of Credit and the Demand Acquisition Loan.

"DEBT" means, without duplication, (i) all obligations for borrowed money or other extensions of credit whether or not secured or unsecured, absolute or contingent, including, without limitation, unmatured reimbursement obligations with respect to letters of credit or guarantees issued for the account of or on behalf of the Borrower and all obligations representing the deferred purchase price of property, other than accounts payable arising in the ordinary course of business, (ii) all obligations evidenced by bonds, notes, debentures or other similar instruments, (iii) all obligations secured by any Encumbrance owned or acquired by the Borrower, whether or not the obligations secured thereby shall have been assumed, (iv) that portion of all obligations arising under capital leases that is required to be capitalized on the balance sheet of the Borrower, (v) all Guarantees, (vi) all obligations that are immediately due and payable out of the proceeds of or production from property now or hereinafter owned or acquired by the Borrower, and (vii) all derivative securities relating to any of the foregoing.

"DEBT SERVICE COVERAGE RATIO" means the following ratio:


                            EBITDA + B - C
                            --------------
                               D + B + E

where,

B = rental payments for the relevant period on all operating leases.

C = capital expenditures for the relevant period.

D = interest charges for the relevant period.

E = the ratio of (i) principal payments on any Debt during the relevant period to (ii) one (1) less the applicable corporate tax rate during the relevant period.

"DEFAULT" means an event or condition that, but for the requirement that time elapse or notice be given, or both, would constitute an Event of Default.

"DEMAND ACQUISITION AVAILABLE COMMITMENT" has the meaning ascribed thereto in
Section 4.2.

"DEMAND ACQUISITION LOAN" has the meaning ascribed thereto in Section 2.1.

"DISCLOSURE LETTER" has the meaning ascribed thereto in Section 12.4.

"DISCOUNT" with respect to any issue of Bankers' Acceptances with the same maturity date, means the amount by which the face value of such Bankers' Acceptances exceeds the Discounted Proceeds of such Bankers' Acceptances.

"DISCOUNT RATE" with respect to an issue of Bankers' Acceptances with the same maturity date, means the rate determined by the Bank as its discount rate, calculated on the basis of a year of 365 days, established in accordance with its normal practices at or about 9:30 a.m. on the date of issue and acceptance of such Bankers' Acceptances, for bankers' acceptances having a comparable face value and an identical maturity date to the face value and maturity date of such issue of Bankers' Acceptances.

"DISCOUNTED PROCEEDS" means, in respect of any Bankers' Acceptance to be accepted by the Bank on any day, an amount (rounded to the nearest whole cent, and with one-half of one cent being rounded up) calculated on such day by multiplying:

         the face amount of such Bankers' Acceptance; by

         the price, where the price is determined by dividing one by the sum of one plus the product of:

                  the Discount Rate (expressed as a decimal); and

                  a fraction, the numerator of which is the number of days
                       remaining in the term of such Bankers' Acceptance and the denominator of which is 365;

with the price as so determined being rounded up or down to the fifth decimal place and .000005 being rounded up.

"DOLLARS" or "CAN. $" or "$" or "CANADIAN DOLLARS" means lawful currency of Canada.

"EBITDA" means, for any period, an amount equal to net income plus the following to the extent deducted in computing such net income: (i) interest charges for such period, (ii) taxes on income for such period, (iii) depreciation for such period, and (iv) amortization for such period.

"EMPLOYMENT CONTRACTS" has the meaning ascribed thereto in Section 3.1.12(c).

"ENCUMBRANCE" means a legal cause of preference, a dismemberment of the right of ownership, a special mode of ownership, a restriction on the right to dispose and a Conventional Security.

"EVENT OF DEFAULT" means any event described or referred to in Section 14.

"FINANCIAL STATEMENTS" has the meaning ascribed thereto in Section 12.5.

"GUARANTEES" means all guarantees, endorsements or other contingent or surety obligations with respect to obligations of others whether or not reflected on the balance sheet of the Borrower, including any obligation to furnish funds, directly or indirectly (whether by virtue of partnership arrangements, by agreement to keep-well or otherwise), through the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, or to enter into a contract for any of the foregoing, for the purpose of payment of obligations of any other Person.

"HAZARDOUS MATERIAL" means: (a) any 'pollutant' or 'contaminant' as defined in the ENVIRONMENT QUALITY ACT (Quebec), and (b) any 'toxic substance' as defined in the CANADIAN ENVIRONMENTAL PROTECTION ACT.

"LETTER OF CREDIT" means a letter of credit or a bank guarantee issued by the Bank in favour of any person with respect to the liability of the Borrower to pay Canadian Dollars.

"LOAN DOCUMENTS" means collectively, this Agreement, the Security Documents and the Ancillary Documents together with all agreements and other instruments contemplated thereby and all schedules, exhibits and annexes thereto, as any of the same may from time to time be amended and in effect.

"MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, financial condition or assets of any member of the Borrower Affiliated Group or on the ability of any member of the Borrower Affiliated Group to fulfill any of the obligations under any of the Loan Documents.

"NB INC." means Lasiris Holdings, Inc.

"9063" means 9063-5251 Quebec Inc.

"NOTICE OF BORROWING, RENEWAL OR CONVERSION" means a notice of borrowing, renewal or conversion by the Borrower to the Bank substantially in the form of Appendix II.

"OPERATING AVAILABLE COMMITMENT" means, at any time, the aggregate credit available from the Bank in accordance with the terms of the Agreement under the Operating Line of Credit (to the extent, not cancelled or terminated by the Bank pursuant to the provisions hereof), less any cancellations made by the Borrower from time to time pursuant to Section 9.1.

"OPERATING LINE OF CREDIT" has the meaning ascribed thereto in Section 2.1.

"PERSON" or "person" means an individual, a company, a limited liability company, an unlimited liability company, a corporation, an association, a partnership, a joint venture, an unincorporated trade or business enterprise, a trust, an estate, or a government (national, regional or local) or an agency, instrumentality or official thereof.

"PERMITTED ENCUMBRANCE" means (i) purchase money mortgages, liens or security interests on any property hereafter acquired or the assumption of any mortgage, lien or security interest on property existing at the time of such acquisition, or a mortgage, lien or security interest incurred in connection with any conditional sale or other title retention agreement or finance lease and the purchase or lease of capital assets; (ii) the legal hypothec registered at the REGISTER OF PERSONAL AND MOVABLE REAL RIGHTS under number 94-0169440-0005, provided a cession of rank is executed in favour of the Bank effective no later than the date hereof; and (iii) any conventional movable hypothec in favour of the landlord of the premises located at 3569 Ashby, St. Laurent, Quebec, provided that such hypothec only charges corporeal movable property situated on such premises.

"PRIME RATE" means the annual rate of interest set from time to time by the Bank and reported by the Bank to the Bank of Canada as the reference rate then in effect for determining interest rates on Canadian Dollar commercial demand loans made by it to customers of varying degrees of credit worthiness in Canada.

"PRIME RATE LOAN" means any portion of the Operating Line of Credit or the Demand Acquisition Loan at any particular time which is denominated in Canadian Dollars and on which interest is payable in accordance with Section 5.1.

"RATIO OF DEBT TO FREE CASH FLOW" means the following ratio:

                                      Debt
                             ----------------------
                             EBITDA + B + C + D - E

B = rental payments for the relevant period on all operating leases.

C = interest charges for the relevant period.

D = non-cash items for the relevant period.

E = capital expenditures for the relevant period in respect of the maintenance of assets of the Borrower.

"SECURITY DOCUMENTS" means, collectively, that certain movable hypothec for $2,750,00 executed by the Borrower in favour of the Bank on the date hereof, all documents relating to Security under Section 427 of the BANK ACT (Canada), the TD Greenplan Insurance on the life of Luc Many in the amount of $604,461, the TD Greenplan Insurance on the life of Alain Beauregard in the amount of $604,461, the Stocker & Yale Guarantee, fire insurance on inventory and equipment of the Borrower, all bonds and indemnities, that certain movable hypothec on specific security executed by the Borrower in favour of the Bank on December 15, 1997 and all other present and future security documents that may be granted by any member of the Borrower Affiliated Group to the Bank.

"STOCKER & YALE" means Stocker & Yale, Inc.

"STOCKER & YALE CREDIT AGREEMENT" means that certain Credit Agreement dated as of March 6, 1995 between Stocker & Yale and Shawmut Bank, N.A. (now known as Fleet National Bank), as amended from time to time.

"STOCKER & YALE GUARANTEE" means the Guarantee and Postponement of Claim dated as of the date hereof and executed and delivered by Stocker & Yale in respect of obligations of the other members of the Borrower Affiliated Group to the Bank.

"SUBSIDIARY" means any Person of which 50% or more of the ordinary voting stock for the election of the majority of the members of the board of directors or other governing body of such Person is held or controlled by any member of the Borrower Affiliated Group, other than Stocker & Yale, or a Subsidiary of any such member of the Borrower Affiliated Group; or any other Person or organization the management of which is directly or indirectly controlled by any such member of the Borrower Affiliated Group or a Subsidiary of any such member of the Borrower Affiliated Group through the exercise of voting stock or otherwise; or any joint venture, whether incorporated or not, in which any such member of the Borrower Affiliated Group or any Subsidiary of any such member of the Borrower Affiliated Group has a 50% ownership interest.

"TAX" means any and all taxes (other than taxes on the overall net income of the Bank), levies, imposts, stamp taxes, duties, charges, fees, deductions, withholdings and any restrictions or conditions resulting in a cost or charge imposed, levied, collected, withheld or assessed on any payments made by any member of the Borrower Affiliated Group to the Bank pursuant to any of the Loan Documents, and all penalty, interest and other payments on or in respect thereof, whether such Tax is in effect as of the date of this Agreement or at any time in the future.

"2620" means 2620-1483 Quebec Inc.

"US GAAP" means generally accepted accounting principles as applied in the United States of America, consistently applied.

"WORKING CAPITAL" means the current assets less (i) loans to any shareholders and related parties, and (ii) current liabilities.

                                   APPENDIX II

                   NOTICE OF BORROWING, RENEWAL OR CONVERSION

                                                                         [Date]

THE TORONTO-DOMINION BANK
Commercial Banking Centre
3773 Cote Vertu
St. Laurent, Quebec
H4R 2M3

ATTENTION:  -

Dear Sirs:

         We refer to the Credit Agreement (as amended and in force as of the date hereof, the "Credit Agreement") dated as of May 13, 1998 among Lasiris Inc., as borrower, and The Toronto-Dominion Bank. The words and expressions defined in the Credit Agreement shall have the same meaning when used herein as that assigned thereto in the Credit Agreement.

         We hereby irrevocably give notice of [confirm] the following:

1.       THE MATURING UTILIZATION UNDER THE CREDIT FACILITIES IS:

         (i)      Operating Line of Credit

         FORM
             -------------------------------------------------------------------
         -----------------------------------------------------------------------
             (Bankers' Acceptances, Letters of Credit)

         (ii)     Demand Acquisition Loan

         FORM
             -------------------------------------------------------------------
         -----------------------------------------------------------------------
             (Bankers' Acceptances)

2. THE BUSINESS DAY OF THE PROPOSED BORROWING, RENEWAL OR CONVERSION IS:

         (i)      Operating Line of Credit

         -----------------------------------------------------------------------
         -----------------------------------------------------------------------

         (ii)     Demand Acquisition Loan

         -----------------------------------------------------------------------
         -----------------------------------------------------------------------

3.       PROPOSED BORROWING, RENEWAL OR CONVERSION:

         (a)      BORROWING

                  (i)      Operating Line of Credit

         FORM
             -------------------------------------------------------------------
         -----------------------------------------------------------------------
             (Prime Rate Loan, Bankers' Acceptance, Letters of Credit)

         AMOUNT
               -----------------------------------------------------------------
         -----------------------------------------------------------------------

                  (ii)     Demand Acquisition Loan

         FORM
             -------------------------------------------------------------------
         -----------------------------------------------------------------------
             (Prime Rate Loan, Bankers' Acceptances)

         AMOUNT
               -----------------------------------------------------------------
         -----------------------------------------------------------------------
         -----------------------------------------------------------------------
         (b) CONVERSION Operating Line of Credit (c) RENEWAL Operating Line of
                                                                        Credit
             CONVERSION Demand Acquisition Loan  RENEWAL Demand Acquisition Loan

                  (i)      Operating Line of Credit

         FORM
             -------------------------------------------------------------------
         -----------------------------------------------------------------------
             (Prime Rate Loan, Bankers' Acceptance)

         AMOUNT
               -----------------------------------------------------------------
         -----------------------------------------------------------------------
         -----------------------------------------------------------------------
               (ii)     Demand Acquisition Loan

         FORM
             -------------------------------------------------------------------
         -----------------------------------------------------------------------

                   (Prime Rate Loan, Bankers' Acceptance)

         AMOUNT
               -----------------------------------------------------------------
         -----------------------------------------------------------------------

4.       REQUESTED INTEREST PERIOD/TERM:

         BANKERS'ACCEPTANCES
                            ----------------------------------------------------
         -----------------------------------------------------------------------
         BANKERS'

         ACCEPTANCES
                    ------------------------------------------------------------

5.       DETAILS OF LETTERS OF CREDIT:

         (Name and address of beneficiary, expiry, principal terms and conditions)

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         The representations and warranties contained or referred to in the Credit Agreement are true and accurate in all material respects on and as of the effective date of any utilization under the credit facilities contemplated in this Notice (except to the extent that such representations and warranties expressly relate to an earlier date). We confirm that no Event of Default has occurred and is continuing and that no other event has occurred and is continuing and no circumstances exist which, with the giving of notice, lapse of time or both, would constitute an Event of Default.

                                            Yours truly,

                                            LASIRIS INC.

                                            By: ________________________________
                                            Name:
                                            Title:

                                  APPENDIX III

                                DISCLOSURE LETTER

                                 [SEE ATTACHED]